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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

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        Date of Report (Date of earliest event reported): March 20, 2006

                              W. P. Carey & Co. LLC
             (Exact name of registrant as specified in its charter)


          Delaware                    001-13779                13-3912578
(State or other jurisdiction         (Commission             (IRS Employer
      of incorporation)              File Number)        Identification Number)

             50 Rockefeller Plaza
                 New York, NY                                    10020
   (Address of principal executive offices)                    (Zip Code)

                                 (212) 492-1100
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 2.06 Material Impairments.

On March 20, 2006, the registrant's operating committee approved the sale of a property in Amberly Village, Ohio. The registrant entered into a contract with a third party on March 21, 2006 to sell this property for $6,250,000. The contract provides for a due diligence period for the buyer and as such, there is no assurance that the proposed sale will be completed.

The property has a carrying value of approximately $9,390,000. The net proceeds from the sale after expected closing costs are expected to be approximately $6,190,000. Because the sale proceeds net of the expected closing costs are below the property's carrying value, the property has been deemed impaired. The registrant expects to record an impairment charge of approximately $3,200,000 for the quarter ending March 31, 2006 in connection with the reclassification of this property to held for sale.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                         W. P. Carey & Co. LLC


Date: March 22, 2006                     By: /s/  Mark J. DeCesaris
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                                             Mark J. DeCesaris
                                             Managing Director and acting Chief
                                             Financial Officer